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                                  EXHIBIT 11


COMPUTATION OF PER SHARE INCOME (LOSS)

                                                                                   Year Ended December 31,
                                                                       -----------------------------------
(Thousands of dollars, except per share data)                              1993          1992         1991
- ----------------------------------------------------------------------------------------------------------
PRIMARY
   Average shares outstanding                                             3,540         3,433        3,422

   Net effect of dilutive stock options-
      based on the treasury stock method using average
      market price                                                           89            60
                                                                       -----------------------------------
   Total                                                                  3,629         3,493        3,422
                                                                       -----------------------------------
   Loss from continuing operations                                     $ (3,060)     $ (1,286)    $ (2,479)
                                                                       -----------------------------------
   Per share amount                                                    $  (0.84)     $  (0.37)    $  (0.72)
                                                                       ===================================
   Income from operating results of discontinued operations            $  1,278      $  2,238       $1,300
                                                                       -----------------------------------
   Per share amount                                                    $   0.35      $   0.64     $   0.38
                                                                       ===================================
   Gain on sale of discontinued operations                             $  6,146      $     --     $     --
                                                                       -----------------------------------
   Per share amount                                                    $   1.69      $     --     $     --
                                                                       ===================================
   Net income (loss)                                                   $  4,364      $    952     $ (1,179)
                                                                       -----------------------------------
   Per share amount                                                    $   1.20      $   0.27     $   0.34
                                                                       ===================================

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